Filed pursuant to Rule 424(b)(7)

Registration Statement No. 333-253720

PROSPECTUS

Gamida Cell Ltd.

Up to 6,334,455 Ordinary Shares offered by Selling Shareholders

The selling shareholders identified in this prospectus may offer from time to time up to 6,334,455 ordinary shares Gamida Cell Ltd. issuable upon the exchange of $75,000,000 of 5.875% exchangeable senior notes due 2026 (the “notes”) issued by Gamida Cell Inc., a wholly-owned subsidiary of Gamida Cell Ltd., and guaranteed by Gamida Cell Ltd. (the “private placement”).

This prospectus describes the general manner in which the ordinary shares may be offered and sold by the selling shareholders. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “GMDA.” On March 10, 2021, the closing price of our ordinary shares as reported by the Nasdaq Global Market was $8.72 per ordinary share. We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2021

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information, and neither we nor the selling shareholders take any responsibility for, or provide any assurance as to the reliability of, any different information that others may provide you. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the ordinary shares offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ordinary shares.

For investors outside of the United States: Neither we nor any of the selling shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” and the “Company” refer to Gamida Cell Ltd. and its wholly owned subsidiary, Gamida Cell Inc., a Delaware corporation.

The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States. All references to “ordinary shares” in this prospectus refer to ordinary shares of Gamida Cell Ltd., par value NIS 0.01 per share.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholders identified in this prospectus may offer from time to time up to 6,334,455 ordinary shares issuable upon the exchange of the notes. If necessary, the specific manner in which the ordinary shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

OUR COMPANY

We are an advanced cell therapy company committed to finding cures for blood cancers and serious blood diseases. We harness our cell expansion platform to create therapies with the potential to redefine standards of care in areas of serious medical need. While cell therapies have the potential to address a variety of diseases, they are limited by availability of donor cells, matching a donor to the patient, and the decline in donor cell functionality when expanding the cells to achieve a therapeutic dose. We have leveraged our NAM platform, or nicotinamide cell expansion technology platform to develop a pipeline of product candidates designed to address the limitations of cell therapies. Our proprietary technology allows for the proliferation of donor cells while maintaining the cells’ functional therapeutic characteristics, providing a treatment alternative for patients.

We are an Israeli corporation based in Jerusalem, Israel, and were incorporated in 1998. Our principal executive offices are located at 5 Nahum Heftsadie St., Givaat Shaul, Jerusalem 91340, Israel and our U.S. subsidiary’s executive headquarters are in Boston, Massachusetts. Our telephone number is +972 (2) 659-5666. Our website address is www.gamida-cell.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Gamida Cell Inc., our wholly owned subsidiary, was incorporated under the laws of the State of Delaware in October 2000 and is qualified to do business in Massachusetts among other states.

Our ordinary shares have been listed on the Nasdaq Global Market under the symbol “GMDA” since October 26, 2018.

Recent Private Placement

On February 15, 2021, we entered into a Note Purchase Agreement, pursuant to which Gamida Cell Ltd.’s wholly owned U.S. subsidiary, Gamida Cell Inc., issued the notes with an aggregate original principal amount of $75.0 million to two funds affiliated with Highbridge Capital Management LLC, or Highbridge, in the private placement. The notes are guaranteed by Gamida Cell Ltd. pursuant to an Indenture, dated February 16, 2021, between Gamida Cell Inc., Gamida Cell Ltd., and Wilmington Savings Fund Society, FSB, which is filed as Exhibit 4.1 to the registration statement of which this prospectus forms a part.

The notes were issued on a senior unsecured basis, have a maturity date of February 15, 2026, bear 5.875% interest, and may be exchanged, at the election of the holder, for ordinary shares of Gamida Cell Ltd. at an initial per share price of $17.76, subject to adjustments. The gross proceeds from the private placement were approximately $75.0 million before deducting placement agent fees, escrowed amounts and other expenses, and the transaction closed on February 16, 2021.

We agreed to file a registration statement with the Securities and Exchange Commission, or SEC, of which this prospectus forms a part, to register the resale of the ordinary shares issuable upon exchange of the notes.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 6,334,455 ordinary shares. All of the ordinary shares in this offering will be sold by these selling shareholders. The selling shareholders may sell their ordinary shares from time to time at prevailing market prices. We will not receive any proceeds from the resale of the ordinary shares in this offering.

Ordinary shares offered	Up to 6,334,455

Ordinary shares currently outstanding	59,200,153

Use of Proceeds:	We will not receive any proceeds from the sale of the 6,334,455 ordinary shares subject to resale by the selling shareholders under this prospectus.

Risk Factors:	An investment in the ordinary shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus and the documents incorporated by reference herein for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Global Market Symbol:	GMDA

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should carefully consider the risks and uncertainties described under the section captioned “Item 3. Key Information. Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on March 9, 2021, which is incorporated by reference in this prospectus, in their entirety, together with other information in this prospectus, the information and documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition, cash flows and results of operations could be negatively impacted. In that case, the trading price of our ordinary shares would likely decline and you might lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risks Related to our Securities and this Offering

Because we do not intend to declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment and may not receive any funds without selling their ordinary shares.

We have never declared or paid cash dividends on our ordinary shares and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering for the foreseeable future. In addition, because we do not pay cash dividends, if our shareholders want to receive funds in respect of our ordinary shares, they must sell their ordinary shares to do so.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus and the information incorporated by reference in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	the timing and conduct of our clinical trials of omidubicel, GDA-201 and our other product candidates, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

●	the clinical utility, potential advantages and timing or likelihood of regulatory filings and approvals of omidubicel, GDA-201 and our other product candidates;

●	our plans regarding utilization of regulatory pathways that would allow for accelerated marketing approval in the United States, the European Union and other jurisdictions;

●	our expectations regarding timing for application for and receipt of regulatory approval for any of our product candidates;

●	our recurring losses from operations, which raised substantial doubt regarding our ability to continue as a going concern absent access to sources of liquidity;

●	our ongoing and planned discovery and development of product candidates;

●	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;

●	our expectations regarding when certain patents may be issued and the protection and enforcement of our intellectual property rights;

●	our plans to develop and commercialize our product candidates;

●	our estimates regarding the market opportunity for our product candidates;

●	our ability to maintain relationships with certain third parties;

●	our estimates regarding anticipated capital requirements and our needs for additional financing;

●	our planned level of capital expenditures;

●	our expectations regarding licensing, acquisitions and strategic partnering;

●	our expectations regarding the maintenance of our foreign private issuer status; and

●	the impact of government laws and regulations.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, available-for-sale financial assets and short-term deposits and capitalization as of December 31, 2020.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of December 31, 2020
Actual

Cash and cash equivalents, available-for-sale financial assets and short-term deposits	$127,170

Shareholders’ equity:
Ordinary shares of NIS 0.01 par value: 100,000,000 shares authorized; 59,000,153 shares issued and outstanding	$166
Share premium	375,280
Capital reserve due to actuarial loss	(441)
Accumulated deficit	(276,268)
Total shareholders’ equity	98,737
Total capitalization	$98,737

The number of ordinary shares issued and outstanding shown in the foregoing table is based on 59,000,153 ordinary shares outstanding as of December 31, 2020 and excludes:

●	3,892,714 ordinary shares reserved for issuance upon the exercise of outstanding options as of December 31, 2020 at a weighted average exercise price of $5.15 per share;

●	948,028 ordinary shares reserved for future issuance under our 2017 Share Incentive Plan, as of December 31, 2020 as well as any automatic increases in the number of common shares reserved for future issuance under this plan;

●	200,000 ordinary shares issued upon the exercise of options after December 31, 2020; and

●	3,313,512 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares as of December 31, 2020, at a weighted average exercise price of $6.72 per share.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 6,334,455 ordinary shares subject to resale by the selling shareholders in this offering.

SELLING SHAREHOLDERS

We are registering for resale by the selling shareholders identified below up to 6,334,455 ordinary shares issuable upon the exchange of $75,000,000 of the notes, as detailed in “Our Company—Recent Private Placement” above. We have agreed to file the registration statement of which prospectus forms a part covering the resale of the ordinary shares sold in the private placement. We are registering the ordinary shares in order to permit the selling shareholders to offer the ordinary shares for resale from time to time.

To our knowledge, none of the selling shareholders are employees or suppliers of ours or our affiliates. Within the past three years, none of the selling shareholders has held a position as an officer a director of ours, nor has any selling shareholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling shareholders, unless otherwise noted. The ordinary shares being offered are being registered to permit secondary trading of such ordinary shares and each selling shareholder may offer all or part of the ordinary shares it owns for resale from time to time pursuant to this prospectus. None of the selling shareholders has any family relationships with our officers, directors or controlling shareholders.

The term “selling shareholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power with respect to the ordinary shares set forth opposite such person’s name. To the extent required, we will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholders who are able to use this prospectus to resell the ordinary shares registered hereby.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares held by the selling shareholders. The second column lists the number of ordinary shares beneficially owned by the selling shareholders, based on its ownership of ordinary shares as of February 28, 2021.

The third column lists the ordinary shares being offered by this prospectus by the selling shareholders.

The fourth column assumes the sale of all of the ordinary shares offered by the selling shareholders pursuant to this prospectus. The selling shareholders may sell all, some or none of their shares pursuant to this prospectus. See “Plan of Distribution.” Except as indicated below or as otherwise described in this prospectus, each of the selling shareholders has represented to us that it is not a registered broker-dealer or affiliated with a registered broker-dealer.

Name of Selling Shareholders	Ordinary Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Ordinary Shares Owned Immediately After Sale of Maximum Number of Ordinary Shares in this Offering
Highbridge Tactical Credit Master Fund, L.P.(2)	0	3,783,781	0
Highbridge Convertible Dislocation Fund, L.P.(2)	0	2,550,674	0

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary shares subject to options or warrants currently exercisable, or exercisable within 60 days of February 28, 2021, are considered outstanding.

(2)	Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Dislocation Fund, L.P. and Highbridge Tactical Credit Master Fund, L.P. Each of Highbridge Convertible Dislocation Fund, L.P. and Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of each of Highbridge Convertible Dislocation Fund, L.P. and Highbridge Tactical Credit Master Fund, L.P. is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of ordinary shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such ordinary shares at a stipulated price per ordinary shares;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the ordinary shares offered by them will be the purchase price of the ordinary shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, or any other exemption from the registration requirements that become available provided that they meet the criteria and conform to the requirements of that rule or exemption.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of ordinary shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the ordinary shares offered by this prospectus.

We have agreed with the selling shareholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective, subject to certain exceptions, until the earlier of (1) such time as all of the ordinary shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the ordinary shares may be sold without restriction pursuant to Rule 144 of the Securities Act and all restrictive legends associated with the ordinary shares have been removed.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a significant number of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Gamida Cell Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with any offering described in this prospectus. The address of our agent is 673 Boylston Street, Boston, Massachusetts.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020, incorporated in this Prospectus by reference to the Company’s Annual Report on Form 20-F filed on March 9, 2021, have been audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1d to the Consolidated Financial Statements) incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost, Forer, Gabbay & Kasierer is Menachem Begin 144, Tel Aviv, Israel.

LEGAL MATTERS

The validity of the issuance of our ordinary shares offered in this prospectus and certain other matters of Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$6,700
Legal fees and expenses	50,000
Accounting fees and expenses	20,000
Miscellaneous	23,300
Total	$100,000

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

The following documents filed with or furnished to the SEC by us are incorporated by reference in this registration statement:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 9, 2021;

●	Our Reports on Form 6-K filed with the SEC on February 10, 2021, February 16, 2021 and March 9, 2021; and

●	The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on October 23, 2018, including any amendments or reports filed for the purposes of updating this description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: 5 Nahum Heftsadie Street Givaat Shaul, Jerusalem 91340 Israel. Our telephone number in Israel is +972 (2) 659-5666.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement that we filed.

As of the date of this prospectus, we are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. So long as we are a foreign private issuer, we anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a site on the Internet at http://www.sec.gov, which contains reports and other information that we file electronically with the SEC.